Exhibit 99.1

For Immediate Release Media Shannon Gore (224) 212-2003 Stacey Eisen (224) 212-2276 Financial Community Lynn McHugh (224) 212-2363

HOSPIRA ANNOUNCES PROJECTIONS FOR 2005

LAKE FOREST, Ill., Jan. 31, 2005 — Hospira, Inc. (NYSE:HSP), one of the largest hospital products manufacturers in the United States, today announced its annual projections for 2005.

Hospira projects that revenue for the fiscal year 2005 will be approximately $2.5 billion. Diluted earnings per share are projected to be in the range of $1.30 to $1.37, including estimated non-recurring transition expenses described below.

Adjusted* annual diluted earnings per share for 2005, which excludes the non-recurring transition expenses, are projected to be in the range of $1.53 to $1.60.

The earnings per share projection on both a Generally Accepted Accounting Principles (GAAP) and adjusted basis also do not include any effect of the recently issued accounting standards by the Financial Accounting Standards Board (FASB) related to expensing stock options or the effect of any future decision to repatriate foreign earnings under the Jobs Creation Act of 2004.

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“ We are very much on course with what we initially charted for the company in our 24-month transition period as we separate from Abbott Laboratories,” said Christopher B. Begley, chief executive officer, Hospira. “We remain focused on our two priorities during the transition—building our independent infrastructure as a public company and increasing our research and development investments—both of which provide Hospira with a strong foundation for future growth.”

Non-recurring transition expenses related to building Hospira’s infrastructure are projected in 2005 to be $44 million to $52 million on a pre-tax basis, or $0.21 to $0.25 per diluted share on an after-tax basis. Hospira expects to incur non-recurring transition costs, which include building Hospira’s information technology infrastructure, the re-registering and re-labeling of products, and other one-time activities related to the spin-off, through the first half of 2006.

A reconciliation between the adjusted* and GAAP projections for 2005 diluted earnings per share, excluding any effect of options expense or the effect of any future decision to repatriate foreign earnings, are as follows:

Diluted earnings per share – adjusted*	$1.53 - $1.60

Non-recurring transition expenses related to becoming an independent, stand-alone company (mid-point of an estimated $0.21 to $0.25 per diluted share range for 2005)	$(0.23)

Diluted earnings per share – GAAP basis	$1.30 - $1.37

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Additional information on selected income statement items is outlined in the table below.

Income Statement Item	2005 Projections on an Adjusted* Basis	Comments on Factors Affecting 2005 Results
Sales	Approximately $2.5 billion

•     The “wind-down” and termination of the contract to distribute Berlex imaging agents is projected to result in a reduction in sales of $130 to $140 million.

•     Full-year impact of exclusion of value of bulk drug component of certain products in Hospira’s sales to Abbott vs. eight months in 2004.

•                  Elimination of low-margin contracts in contract manufacturing product line is estimated to have a negative impact of $15 million to $20 million in the second half of 2005.

Gross Margin	Approximately 31.2% to 31.7%

•                  Hospira will recognize a margin on sales to Abbott for a full year vs. eight months in 2004.

•                  “Wind-down” and termination of Berlex contract is currently projected to reduce gross profit by $8 million to $9 million, but projected to improve gross margin by more than 100 basis points.

Research & Development	Approximately 5.0% to 5.5% of sales	• An increase is planned over 2004, as R&D is a primary element of Hospira’s strategy to invest for growth.

S,G&A	Approximately 11.8% to 12.3% of sales	• Inclusion of a full year of ongoing, incremental spending associated with being an independent, public company • Increase in expenses for International infrastructure

Interest Expense	Approximately $30 million	• Inclusion of interest expense for the full year

Tax Rate	24.0%	• Higher proportion of income from low tax rate jurisdictions

Assumed shares outstanding for diluted EPS calculation	Approximately 159.5 million	• Increase due to shares issued upon the exercise of stock options

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In addition, the company estimates that cash flow from operations will be in the $400 million to $450 million range in 2005. Depreciation and amortization for 2005 is currently projected to be in the $150 million to $160 million range. Capital expenditures for 2005 are projected to be in the $250 million to $275 million range.

2004 Financial Results

Hospira will release its 2004 fourth-quarter and full-year financial results on Wednesday, March 2, 2005, before the U.S. stock market opens.  The company will not be providing any updates to its previous projections announced on Nov. 9, 2004, prior to the March 2 release date.

*Use of Non-GAAP Financial Measures

In addition to the results projected in accordance with GAAP in the United States included within this press release, Hospira has provided certain information that is considered non-GAAP financial measures. As used in this press release, “adjusted” refers to projections of operating performance measures that exclude the non-recurring transition expenses related to becoming an independent, stand-alone public company for 2005.

The adjusted earnings per share projection was reconciled to its closest GAAP measure in accordance with Securities and Exchange Commission Rules, excluding any effect of options expense or the effect of any future decision to repatriate foreign earnings.

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Management believes that these non-GAAP financial measures are useful to both management and Hospira’s investors in their analysis of the company’s ongoing business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by Hospira may not be comparable to similarly titled measures reported by other companies.

Webcast

A conference call for investors will be held at 9 a.m. Central Time, Monday, Jan. 31, 2005. A live webcast of the conference call will be available online in the investor relations section of Hospira’s Web site, www.hospira.com, or through Thomson’s individual investor center at www.companyboardroom.com. Listeners should log on approximately 10 minutes in advance to ensure proper computer setup to receive the webcast. A replay will be available on the Hospira Web site for 30 days following the call.

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About Hospira

Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing Wellness™ by developing, manufacturing and marketing products that help improve the safety and efficacy of patient care. Created from the core global hospital products business of Abbott Laboratories, Hospira is a new company with 70 years of service to the hospital industry. The company’s portfolio includes one of the industry’s broadest lines of generic acute-care injectables, which help address the high cost of proprietary pharmaceuticals in hospitals; integrated solutions for medication management and infusion therapy; and the leading U.S. injectable contract manufacturing business. Headquartered in Lake Forest, Ill., north of Chicago, Hospira has more than 14,000 employees and 15 manufacturing facilities worldwide. Hospira’s news releases and other information can be found at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks and uncertainties set forth in the information statement under the heading “Risk Factors” in the most recent version of the Form 10 filed with the Securities and Exchange Commission, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

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